UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AXCESS INTERNATIONAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AXCESS INTERNATIONAL INC.

16650 Westgrove Drive, Suite 600

Addison, Texas 75001

Telephone: (972) 407-6080

Fax: (972) 407-9085

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Axcess International Inc. on Tuesday, June 29, 2010, at 3:00 p.m., Central Daylight Time.  The meeting will be held at our corporate offices located at 16650 Westgrove Drive, Suite 600, Addison, Texas 75001.  The Company’s Board of Directors and management look forward to greeting those stockholders able to attend in person.

At the meeting, the Company’s stockholders will be asked to consider and elect five directors to serve until the next annual meeting of stockholders.  The Company’s stockholders will also be asked:

1.                                       To consider and vote on a proposal to elect Richard C.E. Morgan, Allan Griebenow, Paul J. Coleman, Jr., Robert F. Hussey and Robert J. Bertoldi as directors of the Company;

2.                                      To consider and vote on a proposal to amend the Company’s Certificate of Incorporation to increase our authorized Common Stock, $0.01 par value, from 70,000,000 shares to 90,000,000 shares;

3.                                      To ratify the selection of Hein & Associates LLP as the independent registered public accountants of the Company for the fiscal year ended December 31, 2010;

4.                                       To ratify the prior fund raising activities of the Company; and

5.                                       To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The Company’s Board of Directors has unanimously approved each of the proposals set forth above and urges you to vote in favor of each of the proposals.  Information about the business to be conducted at the meeting is set forth in the accompanying Proxy Statement, which you are urged to read carefully.  During the meeting, we will review with you the affairs and progress of the Company during the fiscal year ended December 31, 2009.  Officers of the Company will be present to respond to questions from stockholders.

The vote of every stockholder is important.  The Board of Directors appreciates and encourages stockholders participation in the Company’s affairs.  Whether or not you plan to attend the meeting, please sign, date and return the enclosed Proxy promptly in the envelope provided.  Your shares will then be presented at the meeting, and the Company will be able to avoid the expense of further solicitation.  If you attend the meeting, you may, at your discretion, withdraw the Proxy and vote in person.

On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Richard C.E. Morgan
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 29, 2010

You are hereby notified that the Annual Meeting of the Stockholders of Axcess International Inc. will be held at our corporate offices located at 16650 Westgrove Drive, Suite 600, Addison, Texas 75001, on June 29, 2010 at 3:00 p.m., Central Daylight Time, for the following purposes:

1.                                       To consider and vote on a proposal to elect Richard C.E. Morgan, Allan Griebenow, Paul J. Coleman, Jr., Robert F. Hussey and Robert J. Bertoldi as directors of the Company;

2.                                       To consider and vote on a proposal to amend the Company’s Certificate of Incorporation to increase our authorized Common Stock, $0.01 par value, from 70,000,000 shares to 90,000,000 shares;

3.                                      To ratify the selection of Hein & Associates LLP as the independent registered public accountants of the Company for the fiscal year ended December 31, 2010;

4.                                       To ratify the prior fund raising activities of the Company; and

5.                                       To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only the stockholders of record at the close of business on May 28, 2010 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.  A complete list of stockholders entitled to vote at the annual meeting will be available for examination at 16650 Westgrove Drive, Suite 600, Addison, Texas 75001, for ten days prior to the annual meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL OUT, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.  PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.  THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

By Order of the Board of Directors,

Allan L. Frank, Secretary

Dallas, Texas

June 4, 2010

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 29, 2010

SOLICITATION

This Proxy Statement and accompanying form of Proxy are being mailed to stockholders commencing on or about May 29, 2010, in connection with the solicitation by the Board of Directors of Axcess International Inc. of proxies from the holders of the following securities of the Company:

(a)                                  Voting common stock, $0.01 par value per share (the “Voting Common Stock”);

(b)                                 Series 2005 Convertible Preferred Stock, $0.01 par value per share (the “Series 2005 Preferred Stock”);

(c)                                   Series 2006 Convertible Preferred Stock, $0.01 par value per share (the “Series 2006 Preferred Stock”);

(d)                                  Series 2006B Convertible Preferred Stock, $0.01 par value per share (the “Series 2006B Preferred Stock”);

(e)                                   Series 2006C Convertible Preferred Stock, $0.01 par value per share (the “Series 2006C Preferred Stock”)

(f)                                     Series 2007 Convertible Preferred Stock, $0.01 par value per share (the “Series 2007 Preferred Stock”)

(g)                                  Series 2008 Convertible Preferred Stock, $0.01 par value per share (the “Series 2008 Preferred Stock”)

(h)                                  Series 2008B Convertible Preferred Stock, $0.01 par value per share (the “Series 2008B Preferred Stock”)

Such proxies are to be used at the annual meeting of stockholders of the Company to be held at our corporate offices located at 16650 Westgrove Drive, Suite 600, Addison, Texas 75001, on June 29, 2010 at 3:00 p.m., Central Daylight Time, as set forth in the accompanying Notice of Annual Meeting of Stockholders and at any adjournment or postponement thereof, for the purposes set forth in the notice. Management is not currently aware of any matters other than those referenced in this Proxy Statement that will be presented for action at the annual meeting.

RECORD DATE AND VOTING STOCK

The Annual Report to Stockholders, including the Form 10-K for the year ended December 31, 2009, are being mailed to each stockholder entitled to vote at the annual meeting with the mailing of this Proxy Statement. Holders of record of the Company’s Voting Common Stock, Series 2005 Preferred Stock, Series 2006 Preferred Stock, Series 2006B Preferred Stock, Series 2006C Preferred Stock, Series 2007 Preferred Series, Series 2008 Preferred Series and Series 2008B Preferred Series at the close of business on 28th of May, 2010 (the “Record Date”) will be entitled to vote on each matter presented at the annual meeting or any adjournments or postponements thereof.

As of the Record Date, the Company’s outstanding voting securities consisted of 33,642,593 shares of Voting Common Stock, 2,649,726 shares of Series 2005 Preferred Stock, 1,200,000 shares of Series 2006 Preferred Stock, 700,000 shares of Series 2006B Preferred Stock, 100 shares of Series 2006C Preferred Stock, 185 shares of Series 2007 Preferred Stock, 120 shares of Series 2008 preferred Stock and 80 shares of Series 2008B Preferred Stock.  Under the Company’s Certificate of Incorporation, as amended, each share of Voting Common Stock and each share of Series 2005B Preferred Stock, Series 2006 Preferred Stock and Series 2006B Preferred Stock is entitled to one vote on each of the proposals specified in the notice of annual meeting and each share of Series 2006C Preferred Stock, Series 2007 Preferred Stock, Series 2008 Preferred Stock and Series 2008B Preferred Stock Preferred Stock is entitled to ten thousand vote on each of the of the proposals specified in the notice of annual meeting.

The Series 2005 Preferred Stock, Series 2006 Preferred Stock, Series 2006B Preferred Stock, Series 2006C Preferred Stock, Series 2007 Preferred Stock, Series 2008 Preferred Stock and Series 2008B Preferred Stock are collectively referred to as “the Voting Preferred Stock.”  The affirmative votes of the majority of the outstanding voting power of the Voting Common Stock and Voting Preferred Stock, voting together as a single class, is required to adopt each of the proposals.

The holders of a majority of the Voting Common Stock and the Voting Preferred Stock, voting collectively as a single class and whether or not present in person or represented by proxy, shall constitute a quorum for the transaction of business at the annual meeting. If a quorum is not present or represented by proxy at the annual meeting, the stockholders entitled to vote at the annual meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the annual meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be presented or represented by proxy, any business may be transacted which might have been transacted at the annual meeting as originally called. If the adjournment is for more than 30 days, or, if after the adjournment a new record date is set, a notice of adjourned meeting shall be given to each stockholder of record entitled to vote at the annual meeting.

In the election of directors, stockholders are not entitled to cumulate their votes and are not entitled to vote for a greater number of persons than the number of nominees named in the Proxy Statement. Votes are counted and the count is certified by an inspector of elections.

For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention will have the same effect as a negative vote for all proposals other than the election of directors. If a broker indicates that it is prohibited from exercising discretionary authority with respect to shares held of record by such broker, including shares held for beneficial holders that have not returned proxies (so-called “broker non-votes”), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote with respect to that matter. Abstentions and broker non-votes will, however, be treated as present for quorum purposes and may be entitled to vote on other matters.

All duly executed proxies received prior to the annual meeting will be voted in accordance with the choices specified thereon. As to any matter for which no choice has been specified in a duly executed proxy, the shares of stock represented thereby will be voted (a) FOR the election as directors of the nominees listed herein, (b) For the approval of the Amended Certificate of Incorporation, (c) FOR the ratification of Hein & Associates as the independent registered public accounting firm of the Company for the period ended December 31, 2010, (d) FOR the ratification of the prior fund raising activities as described in proposal 4 of this proxy statement and (e) in the discretion of the persons named in the Proxy in connection with any other business that may properly come before the annual meeting. A stockholder giving a Proxy may revoke it at any time before it is voted at the annual meeting by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed Proxy bearing a later date or by appearing at the annual meeting and voting in person.

The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies in person or by telephone. The Company will also reimburse brokers or other persons holding shares of stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

OWNERSHIP OF COMMON STOCK BY

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of each class of stock beneficially owned as of April 30, 2010, by each person known by Axcess to be the beneficial owner of more than five percent of any class of our voting securities as of April 30, 2010. Except as noted below, to our knowledge, each stockholder listed below has sole voting and investment power with respect to all shares of stock shown beneficially owned by the stockholder.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Owner		Percentage of Class	Percentage of Voting Power (1)
Amphion Group (2)	Voting Common Stock	23,117,209	(3)	44.6%	53.4%
330 Madison Avenue	Series 2005	1,770,024		66.8%	4.1%
New York, NY 10017	Series 2006B	450,000		64.3%	1.0%
	Series 2007	250,000	(4)	13.5%	0.6%
	Series 2008B	666,667	(5)	83.3%	1.5%

(1)                                  Includes outstanding common and preferred shares outstanding.  Excludes stock options and warrants.

(2)                                  See the following table regarding the beneficial ownership of the Amphion Group.

(3)                                  Includes 5,578,882 shares that the Amphion Group has the right to acquire pursuant to warrants and options that are exercisable within 60 days.

(4)                                  25 preferred shares that convert ten thousand to one.

(5)                                  66 and 2/3 preferred shares that convert ten thousand to one.

The following table sets forth the number of shares beneficially owned by the Amphion Group, which is defined to include Mr. Richard C.E. Morgan, a British citizen and Chairman of the Board of Directors of the Company (“Mr. Morgan”), Mrs. Anna Morgan, a British citizen and wife of Richard C.E. Morgan (“Mrs. Morgan”), Robert J. Bertoldi, a U.S. citizen and Director of the Company (“Mr. Bertoldi”), Amphion Ventures, LP, a Delaware limited partnership (“Amphion Ventures”), Amphion Partners, LLC, a Delaware limited liability company (“Amphion Partners”), Amphion Investments, LLC, a Delaware limited liability company (“Amphion Investments”), Antiope Partners, LLC, a Delaware limited liability company (“Antiope Partners”), Amphion Capital Management, LLC, a Delaware limited liability company (“ACM”), NVW,LLC a Delaware limited liability company (NVW”), Amphion Innovations plc, an Isle of Man company (Innovations) and VennWorks, LLC, a Delaware limited liability company formerly known as incuVest, LLC, (“VennWorks”).

The Amphion Group disclaims in its filings with the Securities and Exchange Commission that it holds any securities of the Company as a group, within the meaning of any applicable securities law or regulation. Amphion Partners is the sole general partner of Amphion Ventures. Messrs. Morgan and Bertoldi are the managing members of Amphion Partners, Antiope Partners and Amphion Investments. Mr. Morgan is the Chairman of the Board of Directors and Chief Executive Officer of VennWorks. Mr. Bertoldi is the President of VennWorks.

Based on amended Schedule 13D filed by certain members of the Amphion Group with the SEC on February 10, 2000, Amphion Ventures, Amphion Partners and Mr. Morgan share voting power with respect to certain of the shares owned by them. Also, based on the Schedule 13D, Mr. Morgan shares voting power for the shares held by Amphion Investments, Antiope Partners and certain other shares held by Amphion Partners. Mr. Morgan disclaims beneficial ownership of the shares held by each of the Amphion Group.

	Voting Common		Series 2005 Preferred	Series 2006B Preferred	Series 2007 Preferred		Series 2008B Preferred		Warrants		Options		Total
Amphion Ventures LP	9,219,305		—	—	—		—		—		—		9,219,305
VennWorks LLC	5,677,006		—	—	—		—		—		—		5,677,006
Amphion Innovations plc	670,000		1,475,906	150,000	—		—		3,818,845	(1)			6,114,751
Mr. Morgan	774,009	(2)	294,118	300,000	250,000	(3)	666,667	(4)	1,252,451	(5)	186,293	(6)	3,723,538
Antiope Partners LLC	1,109,182		—	—	—		—		—		—		1,109,182
Mr. Bertoldi	—		—	—	—		—		—		321,293	(7)	321,293
Amphion Investments LLC	44,000		—	—	—		—		—		—		44,000
Amphion Partners LLC	28,125		—	—	—		—		—		—		28,125
Amphion Capital Management LLC	16,700		—	—	—		—		—		—		16,700
Total of Amphion Group	17,538,327		1,770,024	450,000	250,000		666,667		5,071,296		507,586		26,253,900

(1)                                  Includes seventy-two different grants ranging in price ($0.22 to $2.00) and expiration dates (January 28, 2010 to December 31, 2014).

(2)                                  Includes 252,715 shares of common stock issued to Mrs. Morgan, the wife of Mr. Morgan.

(3)                                  25 preferred shares that convert ten thousand to one

(4)                                  66 and 2/3 preferred shares that convert ten thousand to one

(5)                                  Includes four different grants ranging in price ($0.75 to $2.00) and expiration dates (January 28, 2010 to December 31, 2014).

(6)                                  Options to purchase 186,293 shares of common stock that are exercisable within 60 days.

(7)                                  Options to purchase 321,293 shares of common stock that are exercisable within 60 days. .

The following table sets forth the number of shares of each class of stock beneficially owned as of April 30, 2010, by each director who beneficially owns equity securities and the executive officers of Axcess, and all of our directors and executive officers as a group. The business address of each director and executive officer is c/o Axcess International, Inc., 16650 Westgrove Drive, Suite 600, Addison, Texas 75001. To Axcess’ knowledge, each stockholder listed below has sole voting and investment power with respect to all shares of stock shown beneficially owned by the stockholder, except for Mr. Morgan’s beneficial ownership, which is discussed in the introduction to the previous table above.

Name of Beneficial Owner	Title of Class		Amount and Nature of Beneficial Owner	Percentage of Class	Percentage of Common Voting Power
Richard C.E. Morgan	Voting Common Stock	(1)	17,538,327	52.1%	40.4%
	Series 2005 Preferred	(2)	1,770,024	66.8%	4.1%
	Series 2006B Preferred	(3)	450,000	64.3%	1.0%
	Series 2007 Preferred		25	13.5%	*
	Series 2008B Preferred		66 2/3	83.3%	1.5%

Robert J. Bertoldi	Voting Common Stock	(4)	16,764,318	49.8%	38.6%
	Series 2005 Preferred		1,475,906	55.7%	3.4%
	Series 2006B Preferred		150,000	21.4%	*

Allan Griebenow	Voting Common Stock	(5)	14,860	*	*
Paul J. Coleman, Jr.	Voting Common Stock	(6)	80	*	*
Allan L. Frank	Voting Common Stock	(7)	—	*	*
Robert F. Hussey	Voting Common Stock	(8)	—	*	*
Raj Bridgelall	Voting Common Stock	(9)	—	*	*
Raymond Cavanagh	Voting Common Stock	(10)	—	*	*
Benjamin Donohue	Voting Common Stock	(11)	—	*	*

All Directors, Director	Voting Common Stock		17,553,267	52.2%	40.4%
Nominees and	Series 2005 Preferred		1,770,024	66.8%	4.1%
Executive Officers as	Series 2006B Preferred		450,000	64.3%	1.0%
a group (10 individuals)	Series 2007 Preferred		25	13.2%	*
	Series 2008B Preferred		66 2/3	83.3%	1.5%

*                                         Less than 1%.

(1)                                  The number of shares of voting common stock includes 521,294 shares held directly, 16,764,318 shares held by other entities within the Amphion Group (defined in Note 1 to the immediately preceding table above), 252,715 shares owned by Mr. Morgan’s wife.  However, the number of shares of voting common stock excludes 1,252,451 shares that Mr. Morgan has the right to acquire pursuant to option and warrant agreements that are exercisable within 60 days, 3,818,845 shares that entities within the Amphion Group have the right to acquire pursuant to warrant agreements that are exercisable within 60 days. As detailed in Note 1 to the immediately preceding table above, Mr. Morgan disclaims beneficial ownership of all shares beneficially owned by entities within the Amphion Group.

(2)                                  The number of shares of Series 2005 Preferred stock includes 294,118 shares held directly and 1,475,906 shares held by other entities within the Amphion Group (defined in Note 1 to the immediately preceding table above).

(3)                                  The number of shares of Series 2006B Preferred stock includes 300,000 shares held directly and 150,000 shares held by other entities within the Amphion Group (defined in Note 1 to the immediately preceding table above).

(4)                                  Includes 16,764,318 shares held by other entities within the Amphion Group (defined in Note 1 to the immediately preceding table above).  However, excludes 321,293 shares that Mr. Bertoldi has the right to acquire pursuant to option and warrant agreements that are exercisable within 60 days and 3,818,845 shares that entities within the Amphion Group have the right to acquire pursuant to option and warrant agreements that are exercisable within 60 days. As detailed in Note 1 to the immediately preceding table above, Mr. Bertoldi disclaims beneficial ownership of all shares beneficially owned by entities within the Amphion Group.

(5)                                  Includes 14,580 shares of common stock held directly by Mr. Griebenow and 280 shares owned jointly with his wife.  Excludes 1,031,072 shares that Mr. Griebenow has the right to acquire pursuant to option agreements that are exercisable within 60 days.

(6)                                  Includes 80 shares of common stock held directly by Mr. Coleman and excludes 236.293 shares that Mr. Coleman has the right to acquire pursuant to option agreements that are exercisable within 60 days.

(7)                                  Excludes 806,968 shares that Mr. Frank has the right to acquire pursuant to options that are exercisable within 60 days.

(8)                                  Excludes 226,293 shares that Mr. Hussey has the right to acquire pursuant to options that are exercisable within 60 days.

(9)                                  Excludes 212,500 shares that Mr. Bridgelall has the right to acquire pursuant to options that are exercisable within 60 days.

(10)                            Excludes 152,500 shares that Mr. Cavanagh has the right to acquire pursuant to options that are exercisable within 60 days.

(11)                                Excludes 240,717 shares that Mr. Donohue has the right to acquire pursuant to options that are exercisable within 60 days.

MANAGEMENT OF THE COMPANY

The Board elects executive officers annually at its first meeting following the annual meeting of stockholders. The following table sets forth, as of April 30, 2010, Axcess’ directors, executive officers and significant employees, their ages, and their positions within Axcess.

Name	Age	Position	Committee	Independent (1)
Richard C.E. Morgan	65	Chairman of the Board of Directors	(2*) (4*) (5)
Allan Griebenow	57	Director, President and Chief Executive Officer	(2) (5)
Allan L. Frank	46	Vice President, Secretary and Chief Financial Officer
Robert J. Bertoldi	55	Directors	(3) (5)
Paul J. Coleman, Jr.	78	Director	(3*) (5)	X
Robert F. Hussey	60	Director	(3) (4) (5)	X
Raj Bridgelall	43	Vice President of Engineering
Ray Cavanagh	59	Vice President of Sales
Benjamin Donohue	59	Vice President of Business Development

(1)                                 Indicates the board member is “Independent” as such term is defined by Item 407 of Regulation S-K and the rules on the Nasdaq Stock Market.

(2)                                 Executive Committee

(3)                                 Audit Committee

(4)                                 Compensation Committee

(5)                                 Nominating and Governance Committee

*                                        Indicates Chairman of the Committee

Richard C. E. Morgan has served as a director and Chairman of the Board of the company since 1985. Since 2003 Mr. Morgan has been Chief Executive Officer and is a director of Amphion Innovations plc, the successor to Amphion Capital Partners LLC a private equity and venture firm that he co-founded, of which he was Chairman and CEO.  In November 1999, Mr. Morgan co-founded VennWorks LLC, a venture capital company and since then has served as its Chairman and Chief Executive Officer. In 1995, Mr. Morgan co-founded Amphion Capital Management, LLC, a private equity and venture capital firm, and since then has served as one of its Managing Members.  From 1986 Mr. Morgan has been a Managing Member of Wolfensohn Partners, LP, (now known as Amphion Partners LLC), the General Partner of Wolfensohn Associates LP (known as Amphion Ventures LP) a technology and life science fund.  Mr. Morgan is also a director of several private companies and is also a director of Orbis International, Inc., a non-profit organization dedicated to fighting blindness worldwide.  In nominating Mr. Morgan, the Board noted i) Mr. Morgan's financial and venture capital industry experience which is currently very important to the company as we need additional capital to grow our business and ii) his background in technology and science start up companies which is invaluable to the company as we are transitioning from product development to marketing of our products.

Allan Griebenow has served as a director, President and Chief Executive Officer of the Company since July 1999.  He founded Prism Video, Inc. in 1993 and was Chief Executive Officer of Prism Video, Inc. from 1994 to July 1999.  From 1989 to 1992, Mr. Griebenow was President, CEO and a Director of Vortech Data Inc., a pioneer in the medical imaging networking (PACS) space which was sold to Eastman Kodak and became Kodak Health Imaging Systems.  Earlier he was with Satellite Systems Engineering, Ford Aerospace, and Satellite Business Systems.  Mr. Griebenow has spent the past thirty years in telecommunications-based advanced applications.  He started his career in 1979 as a Presidential Management Intern with NASA’s Office of Aeronautics and Space Technology.  He holds a B.S. in Business Administration from the University of Maryland and an MBA from San Francisco State University.  In nominating Mr. Greibenow the Board noted Mr. Griebenow's  i) extensive managerial experience with prior young technology companies which is important given the company's current stage of development, ii) technology background which is important given our newly developed technology products and iii) education having a masters degree in business administration.

Allan L. Frank has served as Vice President, Secretary and Chief Financial Officer of the Company since March 2002. From July 1999 through June 2001, Mr. Frank was Vice President, Chief Financial Officer and Secretary for Vast Solutions, Inc., a spin-off from Paging Network, Inc. (“PageNet”). Vast Solutions, Inc. filed for bankruptcy in April 2001. From September 1993 through July 1999, Mr. Frank served in numerous positions at PageNet, including as Vice President of Corporate Development and Director of Financial Analysis, and as Director of International Finance for Paging Network International, a subsidiary of PageNet. Prior to PageNet, Mr. Frank worked at FoxMeyer Corporation, OrNda HealthCare and Dalfort Aviation Services. Mr. Frank holds a B.S. in Business Administration from The Ohio State University and an MBA from the University of North Texas.

Robert J. Bertoldi has been a director of the Company since June 2000. Since 2005 he has been the President and Chief Financial Officer of Amphion Innovations plc (AMP), a company listed on the AIM on the London Stock Exchange. Amphion develops and operates companies in the life sciences and medical technology sectors. Since 2003, Mr. Bertoldi has been the President of Amphion Capital Partners LLC, since 2000 Mr. Bertoldi has been the President of  VennWorks, LLC,  since 1995, Mr. Bertoldi has been a Managing Member of Amphion Capital Management, LLC, and of Amphion Partners LLC, the General Partner of Amphion Ventures LP.  Prior to 1995 Mr. Bertoldi served as the Chief Financial Officer of James D. Wolfensohn Inc. and Hambro America Inc. In addition to being a member of the Board of Director for Axcess, Mr. Bertoldi is the Chairman of the Board of m2m Inc, and is on the Board of WellGen Inc., DataTern, Inc. and MSA Holding B.S.C.  Mr. Bertoldi received his B.A. in Accounting and Economic from Queens College in 1976 and became a Certified Public Accountant in 1978. He is a member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants.  In nominating Mr. Bertoldi, the Board noted Mr. Bertoldi's i) science and technology industry experience through his experience with life science and medical technology companies, and ii) his  valuable experience as a former Chief Financial Officer and accounting background as a Certified Public Accountant brings a unique and valuable perspective to the Board with respect to the Company’s operations and risks, particularly in his roles as a member of the Company’s Audit Committee.

Paul J. Coleman, Jr. has served as a director of the Company since 1982. He is President and Chief Executive Officer of the Girvan Institute of Technology, a non-profit, public benefit corporation engaged in research, technology development, and education related to high-technology enterprise. Dr. Coleman is an emeritus professor of space physics at the University of California at Los Angeles (“UCLA”). He currently serves as a director of Knowledge Vector, Inc., Microtechnologies Ltd and the Girvan Institute. He is a former director of CACI International, Fairchild Space and Defense Corporation, the Universities Space Research Association (USRA) and others. He has held positions as assistant (managing) director of the Los Alamos National Laboratory; president and chief executive officer of USRA, (managing) director of the Institute of Geophysics and Planetary Physics at UCLA; and (managing) director of the National Institute for Global Environmental Change of the U.S. Department of Energy.  In nominating Mr. Coleman the Board noted Mr. Coleman's i) high technology and science industry experience especially as it relates to high technology enterprises which gives the Board valuable insight as the Company continues to develop its technologies and products; (ii) his role and his experience enable him to continually educate and advise the Board on the Company’s industry and related opportunities, issues, and challenges and iii) his  education and work experience in the fields of physics, space and defense provides the Board with a very unique perspective on the manufacture and marketing of technology products which is the life blood of the Company.

Robert F. Hussey has served on the Board since September 2002. Mr. Hussey is a private equity investor.  Mr. Hussey currently serves as a Director of Digital Lightwave, Inc.  Mr. Hussey also serves on the board of HC Wainwright & Co, World Racing Group, Inc. and on the board of advisors for Argentum Capital Partners.  From 1991 through 1996, Mr. Hussey served as President, CEO and Director of MetroVision of North America. From 1984 through 1991, Mr. Hussey was Founder, President, CEO and Director of POP Radio Corp. Prior to POP Radio, Mr. Hussey worked at Grey Advertising, Inc., E.F. Hutton and American Home Products, Inc. Mr. Hussey received a B.S. in Business Administration from Georgetown University and an MBA in International Business from George Washington University.  In nominating Mr. Hussey the Board noted Mr. Hussey’s i) extensive public company managerial experience which brings valuable entrepreneurial experience to the Board, particularly at a time at which the Company is exploring and implementing many significant strategic initiatives; (ii) his expertise in advertising and marketing is valuable to the Board as the Company addresses its product marketing initiatives and challenges ,and iii) his  education in international business is helpful as the Company attempts to market its products internationally.

Raj Bridgelall has served as Vice President of Engineering of the Company since September 2006. From August 2004 through August 2006, Mr. Bridgelall was Vice President, R&D / Advanced Product Development for Alien Technology, Inc. From December 1990 through July 2004, Mr. Bridgelall served in numerous positions at Symbol Technologies, including as Chief Technologist and Advanced Product Development, RFID.  Prior to Symbol Technologies, Mr. Bridgelall worked as a Communications Specialists in the United States Coast Guard.  Mr. Bridgelall holds a Bachelors and a Masters degree in Electrical Engineering from Stony Brook University.

Ray Cavanagh has served as Vice President of Sales of the Company since May 2006. From May 2004 through January 2006, Mr. Cavanagh was Senior Vice President, Worldwide Sales Operations for OpenService, Inc. From April 2002 through May 2004, Mr. Cavanagh served as Vice President, Worldwide Sales, Marketing and Business Development for Entegrity Solutions.   From November 2000 through April 2002, Mr. Cavanagh served as Vice President of Worldwide Sales for First Virtual Communications, Inc.  Prior to First Virtual Communications, Mr. Cavanagh ran Sales Operations at Aprisma Inc., Newpoint Technologies, Inc., PictureTel Corporation, Interleaf, Inc. and Wang Laboratories. Mr. Cavanagh holds an MBA from Northeastern University where he also completed his undergraduate studies.

Ben Donohue has served as Vice President of Business Development of Axcess International. He came to Axcess in 1999 when it acquired Prism Video where he was Director of Products since 1994. During his tenure with Prism Video, he managed the team that developed and marketed patented proprietary video compression technology in commercial products. In his current position, Donohue maintains strategic major accounts such as Honeywell, Tyco, ADT and Sonitrol.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors had six meetings during the fiscal year ended December 31, 2009.  During the fiscal year ended December 31, 2009, all of the Company’s incumbent directors attended at least 75 percent of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which they served.

The Board has a standing Executive Committee, Audit Committee, Compensation Committee and Nominating and Governance Committee. The principal responsibilities and membership of each committee are described below.

Board Leadership

The Company separates the roles of Chairman of the Board and Chief Executive Officer/President of the Company. Our current Chairman of the Board is Richard C. E. Morgan. Mr. Morgan is not an employee or executive officer of the Company.  During Fiscal 2009 and currently, Allan Griebenow was and is Chief Executive Officer/President of the Company. The Board does not have a leading or presiding director, except for the Chairman of the Board noted above. The Board has concluded that the current leadership structure, with the separation of the Chairman of the Board and the Chief Executive Officer/President, is appropriate and meets the best interests of the stockholders. The current leadership structure allows the Chairman of the Board to concentrate on Board of Directors’ duties and obligations and the Chief Executive Officer/President to focus on the Company’s business, administrative, and operational functions.

The Board of Director’s Role in Risk Oversight

The Board of Directors and its committees have an important role in the Company’s risk oversight, management and assessment process. The Board regularly reviews with management the Company’s financial and business strategies, and those reviews include a discussion of relevant material risks as appropriate. The Board discusses, as appropriate, its risk oversight and assessment, as well as any material risks to the Company, with the Company’s counsel. In addition, the Board delegates risk management responsibilities to the Audit Committee, Nominating and Governance Committee, and Compensation Committee.

The Audit Committee, as part of its charter, oversees the Company’s risk oversight, management and assessment of the Company. The Governance Committee, as part of its duties, oversees and assesses the risks associated with the corporate governance and ethics of the Company. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation. In addition, as discussed under “Executive Compensation Risk Considerations” below, the Compensation Committee also, as appropriate, assesses the risks relating to the Company’s overall compensation programs.

While the Audit Committee, Governance Committee, and Compensation Committee oversee the management of the risk areas identified above, the entire Board is regularly informed through committee reports about such risks. This enables the Board and its committees to coordinate the risk management, assessment and oversight roles.

EXECUTIVE COMMITTEE.  The Executive Committee has the authority to exercise substantially all of the powers of the Board in the management and business affairs of the Company, except it does not have the authority to declare dividends, authorize the issuance of shares of the Company’s common stock, modify the Company’s Certificate of Incorporation or its Bylaws, adopt any agreement of merger or consolidation or recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company’s assets or the dissolution of the Company.   Meetings of the Board are held periodically each year and special meetings are held from time to time. As a consequence, the occasions on which this committee is required to take action are limited. The members of this committee are Messrs. Morgan and Griebenow. The committee did not meet separately from the Board during 2009.

AUDIT COMMITTEE.  The Audit Committee is responsible for reviewing the Company’s accounting and financial practices and policies and the scope and results of the Company’s audit. The Audit Committee is also responsible for recommending the selection of the Company’s independent registered public accountants.  This committee is presently comprised of Messrs. Bertoldi, Coleman and Hussey. The committee met separately from the Board on four occasions during 2006.  The Board of Directors adopted an Audit Committee Charter in 2001. The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements. In addition, the Board has determined that Mr. Hussey is a “financial expert” as defined in the rules of the Securities and Exchange Commission.  The Board of Directors has determined that Mr. Hussey and Mr. Coleman are independent, as defined under the enhanced independence standards for Audit Committee members in the Securities Exchange Act of 1934.

COMPENSATION COMMITTEE. The Compensation Committee reviews the compensation of executive officers, except members of the committee, and makes recommendations to the Board regarding executive compensation. This committee is presently comprised of Messrs. Morgan and Hussey. The committee did not meet separately from the Board once during 2009. The Company’s Compensation Committee, with the assistance of management, reviews, as appropriate, the compensation policies and practices for all employees, including executive officers, to assess the risks that may arise from the Company’s compensation programs. The Compensation Committee and management have concluded that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

NOMINATING AND GOVERNANCE COMMITTEE. The Nominating and Governance Committee of the Board of Directors will monitor the composition of the Board and, when appropriate, seek, screen and recommend for nomination qualified candidates for election to the Board of Directors at the Corporation’s Annual Meeting of Stockholders. In addition, the Nominating and Governance Committee will seek qualified candidates to fill vacancies on the Board of Directors subject to appointment by the Board of Directors. The Nominating and Governance Committee will also evaluate the Board’s structure and practices and, when appropriate, recommend new policies to the full Board. Finally, the Nominating and Governance Committee will periodically review succession planning with respect to the Chief Executive Officer and other key executive officers. This committee is presently comprised of Messrs. Morgan, Griebenow, Bertoldi, Coleman and Hussey. The Board of Directors has determined that Mr. Hussey and Mr. Coleman are independent as defined by the Securities Exchange Act of 1934.  The committee did not meet separately from the Board during 2009.  In identifying nominees for the Board of Directors, the Committee relies on personal contacts of its members and management.  The Committee will also consider candidates recommended by stockholders in accordance with the policies and procedures set forth in this Proxy Statement.  However, the Committee may choose not to consider an unsolicited candidate recommendation if no vacancy exists on the Board.  The Committee may, in its discretion, use an independent search firm to identify nominees.

The Committee members evaluate each potential nominee in the context of the Board as a whole, with the objective of recommending a group of nominees that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience in finance, science and technology and general business, as well as strategic thinking, business management, capital markets and corporate governance. The Committee members evaluate each nominee to insure that each nominee has the following minimum qualifications: high integrity, business savvy, shareholder orientation and a general interest in the Company. In determining whether to recommend a director for re-election, the members also consider the director’s past attendance at meetings and participation in and contributions to the activities of the members.  As a matter of practice, when evaluating recommended nominees for directors, the Committee members consider the nominee’s character, judgment, independence, financial or business acumen, diversity of experience and ability to represent and act on behalf of all stockholders, as well as the needs of the Board.

The Committee does not have a formal policy regarding the diversity of the Board and director nominees. However, the Committee strives to have a Board that represents diverse experience in business, management and leadership backgrounds, education, and other areas that are relevant to the Company’s business. In assessing diversity, the Committee evaluates each candidate’s individual qualities in the context of how that candidate would relate to the Board as a whole.

COMMITTEE CHARTERS. The Audit Committee and Nominating and Governance Committee charters are included as Exhibit 99.1 and 99.2, respectively to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission and is also available on the Corporate Governance portion of the Axcess International Inc. website at www.axcessinc.com.

CODE OF ETHICS. The Company has adopted a code of ethics that applies to all officers and employees, including its principal executive officer, principal financial officer and controller. This code of ethics is included as Exhibit 14.1 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission.

REPORT OF AUDIT COMMITTEE

The Company’s board of directors adopted a formal written charter for it audit committee on June 8, 2000 in accordance with the recently adopted SEC regulations regarding audit committees.  In fulfilling its responsibilities as set forth in its charter, the audit committee reviewed and discussed with the management the Company’s audited financial statements for the year ended December 31, 2009.  The matters required to be discussed by the Codification of Statements on Auditing Standards 61, Communications with Audit Committees.

The audit committee received the written disclosures and the letter from the Company’s independent auditors, Hein & Associates LLP, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, considered the compatibility of non-audit services with the auditor’s independence and discussed with Hein & Associates LLP its independence from the Company.

Based on these reviews and discussions and in reliance thereon, the audit committee recommended to the Company’s board of directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for fiscal year ended December 31, 2009 and the board of directors approved the recommendation.

Robert F. Hussey

Robert J. Bertoldi

Paul J. Coleman, Jr.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee of the Board has selected Hein & Associates LLP, our independent registered public accounting firm, to audit our accounts for the year ending December 31, 2010. Hein & Associates LLP audited our accounts for the year ended December 31, 2009.

A member of Hein & Associates is expected to be available at the Annual Meeting and will have the opportunity to make a statement if desired.  It is also expected that such member will be available to respond to appropriate questions from the stockholders.

Audit Fees

The following table presents fees for professional audit services rendered by Hein & Associates LLP for the audit of Axcess International Inc.’s annual consolidated financial statements for the years ended December 31, 2009 and December 31, 2008 and fees billed for other services rendered by Hein & Associates LLP during those periods.

	December 31, 2009	December 31, 2008
Audit fees (1)	$74,825	$82,217
Audit related fees (2)	—	—
Tax fees (3)	12,100	18,375
All other fees (4)	—	—
Total	$86,925	$100,592

(1)  Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Hein & Associates LLP in connection with statutory and regulatory filings or engagements.

(2)  Audit-Related Fees would normally consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3) Tax Fees consist of fees billed for professional services rendered for federal and state tax compliance, tax advice and tax planning.

(4) All Other Fees would normally consist of fees for services other than the services reported above.

Axcess International, Inc.’s Audit Committee approves the engagement of an accountant to render  all  audit  and  non-audit  services  prior  to  the  engagement  of the accountant  based upon a proposal by the  accountant of estimated fees and scope of the engagement.  Axcess International, Inc.’s Audit Committee has received the written disclosure and the letter from Hein & Associates LLP required by Independence Standards Board Standard No. 1, as currently in effect, and has discussed with Hein & Associates LLP their independence.

COMPENSATION OF THE COMPANY’S DIRECTORS

Starting in 2006, we pay cash compensation to each director who is not employed by us and who does not beneficially own more than five percent of the shares of common stock outstanding.  We will pay five thousand dollars per quarter to each independent director and an additional twenty-five hundred dollars per quarter for an independent chairman of the audit or compensation committee.  We will also pay one thousand dollars to each independent director for each meeting attended and five hundred dollars for each telephonic board meeting.  The cash compensation is automatically suspended in the event that our cash balance is below $500,000 on the first day of the quarter.  In addition to the compensation set forth above, each director shall receive an annual grant of options to acquire common stock at an exercise price equal to the fair market value per share of the common stock at the time the option is granted. The annual grant customarily takes place shortly after each annual meeting of our stockholders. All new board members receive 50,000 options to acquire common stock at an exercise price equal to the fair market value per share of the common stock on the date the board member is elected by our stockholders. All new board members will also be eligible to receive the annual grant. We also pay ordinary and necessary out-of-pocket expenses for directors to attend board and committee meetings. Directors who are officers or employees of Axcess receive no fees for service on the board or committees thereof.

The following table summarizes compensation paid to all of our non-employee directors:

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Richard CE Morgan	$—	$—	$—	$—	$—	$—	$—
Robert Bertoldi	—	—	—	—	—	—	—
Robert Hussey	—	—	—	—	—	—	—
Paul Coleman	—	—	—	—	—	—	—

REPORT OF COMPENSATION COMMITTEE ON ANNUAL EXECUTIVE COMPENSATION

The Compensation Committee met informally several times during the year. The policy of the Compensation Committee is to provide executive officers of the Company with fair compensation based on their responsibilities, and on the performance of the Company as a whole.

The Compensation Committee believes generally that performance goals enhance teamwork and help focus management’s attention on the overall performance of the companies rather than the performance of particular areas in the companies. Additionally, particular areas may in the future need separate performance goals, but the Compensation Committee does not believe that is currently required.

The Compensation Committee sets target earnings levels for the Company and provides a bonus target to each executive officer. The bonus target is a percentage of that executive’s base salary. The Compensation Committee then sets target levels pursuant to which an executive who is employed at the time of the bonus award can receive all or a portion of the designated bonus target based on the Company’s earnings performance, as the case may be. If the earnings target is not met, an executive may receive some portion of his bonus based on the percentage of the earnings target achieved. In addition, if the earnings target is exceeded, the executives may receive, based on a formula, up to twice the executive’s bonus target. The earnings target is set by the Compensation Committee prior to the commencement of each fiscal year and is believed by the Compensation Committee to be aggressive, but achievable. The Compensation Committee excludes Mr. Morgan, the Chairman of the Board, from participating in the executive bonus plan because it believes such a bonus is unnecessary after taking into account his ownership of the Company’s common stock. See “Ownership of Voting Common Stock by Certain Beneficial Owners and Management.”

The Compensation Committee believes that its earnings and bonus targets are confidential and disclosure of those targets would adversely affect the Company. The report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates that report by reference.

EXECUTIVE COMPENSATION

The Company’s Board of Directors is responsible to oversee all of the executive compensation and equity plans and programs to ensure that its officers and senior staff are compensated in a manner that is consistent with its competitively based annual and long term performance goals.

Compensation Philosophy and Objectives

The Company’s compensation programs are designed to attract, motivate, and retain talented executives while maintaining competitiveness within our industry. We face competition in the market for talented executives and employees and understand the need to offer competitive employment packages. Our compensation programs are designed to achieve this in a manner that still furthers the financial interest of its shareholders. The objectives of the compensation programs are:

•      to provide levels of compensation that integrate with annual and long term performance goals for the Company

•      to attract and retain top level executives

•      to reflect individual job responsibilities and reward previous and expected future contributions to the Company

•      to remain competitive with compensation programs offered in the market while allowing us to maintain competitive pricing

•      to limit the use of perquisites to those that assist the executive officers in efficiently carrying out their responsibilities

Compensation Process and Components

The Board of Directors, acting as a whole, has primary responsibility for the determination of officers’ salaries. Compensation for officers consists of base salaries plus bonuses designed to reward officers for achieving certain financial and business objectives. We generally establish the salaries for its officers in a range that is competitive within our industry.

Base Salaries

Salaries for the Company’s officers (including the CEO) are determined by evaluating the officer’s individual performance and contributions to the performance of the Company, the officer’s responsibilities, experience, and any other data which may be available regarding competitive practices. Officers’ salaries and merit adjustments are approved annually by the Board of Directors in January for the next 12 months. Based on this process, the Company’s officers were not provided an increase for fiscal year 2009.  However, they were provided a 6.6% increase for fiscal year 2007, for the first time since 2001.

Bonus / Pay for Performance

The Company utilizes a performance based compensation plan covering senior technical and management personnel called the Management Incentive Performance Plan (MIPP). The MIPP includes as participants all of the Company’s officers. A bonus pool is established by the Board of Directors for the MIPP on an annual basis which is dependent upon several targets both financial (revenue, cash flow, margin) and non financial (patents, delivery schedules).  The bonus pool amount has upward and downward adjustments if the specific goal is exceeded or not achieved, respectively. The bonus is paid using a combination of cash and the Company’s common stock from the Company’s 2005 Stock Award Plan. The Board of Directors determines the allocation between cash and stock awards. We established the MIPP program during 2007 and since the inception there has been no cash or stock issued. The allocation of the MIPP bonus pool is determined by the Board of Directors.

Retirement and Other Benefits

All officers and employees are entitled to participate in our fringe benefit programs, including the Company’s 401(k) Plan, which is an IRS qualified plan, available to all eligible employees. The 401(k) Plan is a non employer contributory plan and the only contributions are employee 401(k) elective deferrals.

Perquisites and Other Personal Compensation

The Company believes that compensation for its executive officers and directors should be reasonable compared to the total staff. In keeping with this philosophy, the Company does not currently offer special benefits to its officers and directors, other than those available to the general staff. The Company has not entered into any employment agreement, other than with Allan Griebenow, and there is no special benefit or compensation paid to any of the named executive officers in the event of their termination (without cause or by death) or retirement that is not available to the general staff.

Summary Compensation Table

The following table summarizes the compensation earned by Axcess’ Chief Executive Officer and Axcess’ four other most highly compensated executive officers (whose annualized compensation exceeded $100,000) (collectively called the “named executive officers”), for services rendered in all capacities to Axcess during the fiscal years ended December 31, 2009 through 2007.

Summary Compensation Table

				Stock	Option		All Other
Name	Year	Salary	Bonus	Awards	Awards		Compensation	Total
Principal Positions	Ended	($)	($)	($)	($) (A)		($) (B)	($)
Allan Griebenow	2009	246,616	—	—	105,593		—	352,209
President and Chief Executive Officer	2008	246,100	—	—	—		—	246,100
	2007	235,363	—	—	50,400	(C)	—	285,763

Allan L. Frank	2009	192,780	—	—	81,225		—	274,005
Vice President, Secretary and Chief	2008	192,600	—	—	—		—	192,600
Financial Officer	2007	183,810	—	—	35,400	(C)	—	219,210

Raj Bridgelall	2009	178,620	—	—	81,225		—	259,845
Vice President, Engineering	2008	178,500	—	—	—		—	178,500
	2007	172,599	—	—	60,000	(C)	12,021	244,620

Ben Donohue	2009	126,637	—	—	81,225		—	207,862
Vice President, Business Development	2008	125,387	—	—	—		—	125,387
	2007	116,315	10,000	—	24,000	(C)	—	150,315

Ray Cavanagh	2009	154,266	—	—	48,735		—	203,001
Vice President, Sales	2008	153,750	—	—	—		—	153,750
	2007	151,610	—	—	24,000	(C)	—	175,610

(A)                              Reflects the grant date fair value calculated in accordance Accounting Standards Codification (“ASC”) Topic No. 718, Compensation — Stock Compensation.  See “Notes to Financial Statements — Summary of Significant Accounting Policies - Stock-Based Compensation for a discussion of the relevant assumptions used in calculating the grant date fair value.

(B)                                Mr. Bridgelall “All Other Compensation” consists of reimbursement for moving expenses.

(C)                                Option awarded during 2007 have additional vesting requirements and the compensation expense is not defined until the criteria are determined; therefore, only the shares where the criteria are defined are shown as expense.

Stock Option Grants in 2009 to Named Executive Officers

During 2009, we granted options to purchase 1,225,000 shares of Axcess with a strike price of $0.65 to our CEO, CFO and other named executive officers pursuant to our 2005 Equity Incentive Plan.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes equity awards granted to our CEO, CFO and other named executive officers that were outstanding as of December 31, 2009.

Option Awards							Stock Awards
Name	Number of Securities Underlying Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Allan Griebenow (1)	1,440,072	409,000	—	$1.76	10 years from Grant	—	—	—	—
Allan Frank (2)	1,115,968	309,000	—	$1.47	10 years from Grant	—	—	—	—
Raj Bridgelall (3)	600,000	387,500	—	$1.00	10 years from Grant	—	—	—	—
Ben Donohue (4)	530,717	383,650	—	$1.04	10 years from Grant	—	—	—	—
Ray Cavanagh (5)	380,000	227,500	—	$1.01	10 years from Grant	—	—	—	—

(1)

Includes a grant made on February 2, 2000 for 124,112 options with a strike price of $5.50; a grant made on January 10, 2001 for 150,392 option at a strike price of $3.88; a grant made on June 5, 2002 for 85,000 options at a strike price of $1.70; a grant made on January 17, 2003 for 163,000 options at a strike price of $0.40; a grant made on March 16, 2004 for 156,568 options at a strike price of $2.00, a grant made on February 15, 2006 for 268,000 options with a strike price of $1.04; a grant made September 21, 2007 for 168,000 options at a strike price of $1.50 and a grant made October 26, 2009 for 325,000 options at a strike price of $0.65.

(2)

Includes a grant made on March 20, 2002 for 200,000 option at a strike price of $3.00; a grant made on June 5, 2002 for 85,000 options at a strike price of $1.70; a grant made on January 17, 2003 for 100,000 options at a strike price of $0.40; a grant made on March 16, 2004 for 147,968 options at a strike price of $2.00, a grant made on February 15, 2006 for 215,000 options with a strike price of $1.04; a grant made September 21, 2007 for 118,000 options at a strike price of $1.50 and a grant made October 26, 2009 for 250,000 options at a strike price of $0.65.

(3)

Includes a grant made on October 1, 2006 for 150,000 options at a strike price of $0.93; a grant made September 21, 2007 for 200,000 options at a strike price of $1.50 and a grant made October 26, 2009 for 250,000 options at a strike price of $0.65.

(4)

Includes a grant made on September 29, 1999 for 12,000 options at a strike price of $2.69 (4,000 have been exercised); a grant made on February 2, 2000 for 3,308 options with a strike price of $5.50; a grant made on January 10, 2001 for 6,000 option at a strike price of $3.88; a grant made on June 5, 2002 for 65,000 options at a strike price of $1.70 (16,250 have been exercised); a grant made on January 17, 2003 for 78,000 options at a strike price of $0.40 (77,400 have been exercised); a grant made on March 16, 2004 for 35,059 options at a strike price of $2.00; a grant made on February 15, 2006 for 107,000 options with a strike price of $1.04; a grant made September 21, 2007 for 80,000 options at a strike price of $1.50 and a grant made October 26, 2009 for 250,000 options at a strike price of $0.65.

(5)	Includes a grant made on May 16, 2006 for 150,000 options at a strike price of $1.10; a grant made September 21,

2007 for 80,000 options at a strike price of $1.50 and a grant made October 26, 2009 for 250,000 options at a strike price of $0.65.

Aggregate Option Exercises in 2009 by Executive Officers

The following table provides information as to options exercised, if any, by each of the named executive officers in 2009 and the value of options held by those officers at year-end measured in terms of the last reported sale price for the shares of our Voting Common Stock on December 31, 2009 ($0.22 as reported on the Over-The-Counter Bulletin Board).

	Shares Acquired On	Value	Number of Securities Underlying Unexercised Options at December 31, 2009		Value of Unexercised In-the-Money Options at December 31, 2009
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Allan Griebenow	—	$—	1,031,072	409,000	$97,800	$113,750
Allan L. Frank	—	$—	806,968	309,000	$60,000	$87,500
Raj Bridgelall	—	$—	212,500	387,500	$7,875	$87,500
Ben Donohue	—	$—	240,717	306,250	$360	$87,500
Ray Cavanagh	—	$—	152,500	227,500	$—	$52,500

Employment Agreement with Mr. Griebenow

On July 16, 1999, the Company entered into an agreement with Allan Griebenow, under which Mr. Griebenow agreed to be the Company’s president and chief executive officer. The agreement provides that Mr. Griebenow will receive a salary equal to $17,917 per month, a bonus payable within 90 days after the end of the Company’s fiscal year of up to 30% of his base salary, and option grants to acquire 450,000 shares of our common stock. Mr. Griebenow is essentially an “at will” employee of the Company and may be terminated upon thirty days’ notice. If the Company terminates Mr. Griebenow’s employment at any time without cause, as defined in the employment agreement, then Mr. Griebenow will be entitled to continue to receive his then current salary for the six-month period following his terminationtion.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Amphion Investment LLC

Axcess entered into a 6.75% demand note with Amphion Investments, LLC, dated January 25, 2002. The borrowings are unsecured.  The note was due December 31, 2007, Axcess reached an Agreement with Amphion Investments LLC to extend the maturity of the note to December 31, 2011.  Axcess agreed to increase the interest rate from 5.0% to 5.5%. During 2009 and 2008, there were $21,658 and $21,718 of interest expensed for the Amphion Investment LLC note, respectively.  Accrued interest for the Amphion Investment note were $123,859 and $102,201 at December 31, 2009 and 2008, respectively.   As of December 31, 2009 the outstanding amount is $393,787.

PV Proceeds Holdings Inc.

Axcess reached an Agreement to Amend Purchase Note and Payment Term with PV Proceeds Holdings, Inc. the holders of a $4.0 million of non-interest bearing note that was due December 31, 2002 and was in default.  PV Proceeds consented to a five-year extension of the note with an interest rate of 5% per annum from January 1, 2003 payable in full at maturity of December 31, 2007.  As further consideration for entering into the agreement Axcess granted to PV Proceeds Holdings, Inc. a warrant to purchase up to 500,000 shares of common stock of Axcess.  The warrants had an exercise price of two dollars ($2.00) per share and expired on  February 14, 2008.  Axcess has also agreed to certain provisions that would further reduce the principal amount over time.

PV Proceeds consented to a five-year extension of the note with an interest rate of 5.5% per annum from January 1, 2008 payable in full at maturity of December 31, 2011.  During 2009 and 2008, there were $135,551 and $136,128 of interest expensed for the PV Proceeds Holdings note, respectively.  Accrued interest for the PV Proceeds Holdings note were $1,110,710 and $975,159 at December 31, 2009 and 2008, respectively.  The balance as of December 31, 2009 was $2,464,559.

Amphion Innovations plc

On December 17, 2007 and through March 9, 2009, Axcess has entered into multiple convertible notes with Amphion Innovations plc.  If within a specific time period Axcess completes an offering of any of its securities, and the aggregate proceeds to Axcess are at least $1,000,000 (“Transaction”) then Amphion would have had the option to convert these notes on the same terms as the completed offering.  If the loans are not repaid or converted prior to their maturity date then Axcess shall issue to Amphion a warrant to purchase Axcess Common Shares at the closing price on the given date equivalent to ten percent (10%) of the outstanding amount (i.e. amount outstanding divided by closing stock price times 10%).  If the amount is not repaid or converted prior to the next thirty days then Axcess will issue another warrant equal to an additional 10% and that will continue every thirty (30) days until Axcess has issued five warrants.  These notes have been accounted for in accordance with generally accepted accounting principals. On October 28, 2009 Amphion elected to convert the entire outstanding balance of $1,038,273 and accrued unpaid interest of $79,153 into the 2009 Convertible Note.  As of December 31, 2009 the outstanding principal balance on all of the outstanding notes is $0. During 2009, there were $43,652 of interest expensed for the Amphion Innovation notes.  Accrued interest for the Amphion Innovation notes were $0 and $35,501 at December 31, 2009 and 2008, respectively.

The Company issued 877,377 (321,144 during the 12 months ended December 31, 2009) warrants with strike prices that range from $0.22 to $0.51 with a weighted average of $0.26 during the twelve months ended December 31, 2009.  The Company estimates the fair market value of the warrant using Black-Scholes Valuation Model.  Key assumptions used to estimate the fair market value of the warrants include the exercise price (ranging from $0.22 to $1.43), the expected term (five years), the expected volatility of the Company’s stock over the warrants expected term (ranging from 67% to 78%) and risk free interest rate (ranging from 2.11% to 4.27%).

Amphion Capital Partners LLC

In 2005, Axcess entered into a one year Borrowed Employees and Advisory Agreement with Amphion Capital Partners LLC (“ACP”), to assist us in a variety of areas relating to investor relations and technology research.  ACP will provide Axcess with the use of employees who will be dedicated, on a part-time basis, to provide these services, in addition to the services of Robert Bertoldi and Richard Morgan.  ACP will provide Axcess the following: (i) Identification, evaluation and advice on a variety of options the Axcess to undertake to enhance its current technology offering, including sources of complementary technology and technology partnering; (ii) Investor relations services, including becoming the initial point of contact for the Preferred Equity Investors, providing both materials and information to interested parties; (iii) Advice and assistance with strategies relating to asset enhancement and maximization of asset utilization, including those associated with and intellectual property assets.  In return Axcess has agreed to pay ACP $7,500 per month in advance.  During 2006, Axcess elected to renew the contract and the payment was raised to $10,000 per month in advance.  Axcess paid $0 total for 2009 and $20,000 total for 2008.

Other Matters

Richard C.E. Morgan, the Chairman of Axcess’ Board of Directors, is the owner of 100.00% of Antiope Partners, LLC, 60.01% of Amphion Partners, LLC, 60.00% of Amphion Investments, LLC, 0.49% of Amphion Ventures LP, 60.00% of Amphion Capital Management LLC, 16.90% of Amphion Innovations PLC and 9.80% of VennWorks, LLC.  Mr. Morgan disclaims beneficial ownership of all of Axcess shares held by these entities.

Robert J. Bertoldi, a director of Axcess, is the owner of 4.54% of Amphion Innovations PLC, 33.98% of Amphion Partners, LLC, 40.00% of Amphion Investments, LLC, 40.00% of Amphion Capital Management LLC, 0.07% of Amphion Ventures LP, and 4.71% of VennWorks, LLC.  Mr. Bertoldi disclaims beneficial ownership of all of Axcess shares held by these entities.

MATTERS TO BE BROUGHT BEFORE THE MEETING

PROPOSAL 1. Election of Directors

Five persons currently serve on the Board and are expected to continue to serve until the annual meeting. Unless contrary instructions are set forth in the Proxy, it is intended that the persons named in the Proxy will vote all shares of stock represented by the Proxy for the election as directors of Messrs. Richard C.E. Morgan, Allan Griebenow, Paul J. Coleman, Jr., Robert J. Bertoldi and Robert F. Hussey.  The five directors elected at the annual meeting will each serve for a term expiring on the date of the annual meeting in 2011. Directors of the Company are elected annually and hold office until their successors have been elected and qualified or their earlier resignation or removal. Should any nominee become unavailable for election, the Board of Directors of the Company may designate another nominee, in which case the persons acting under duly executed proxies will vote for the election of the replacement nominee, although management is not aware of any circumstances likely to render any nominee unavailable for election. Election of directors will be by a plurality of the votes cast. A stockholder may, in the manner set forth in the enclosed Proxy card, instruct the proxy holder not to vote that stockholder’s shares of stock for one or more of the named nominees. The proxies solicited hereby cannot be voted for a number of persons greater than the number of nominees named herein. The Certificate of Incorporation of the Company, as amended to date, does not permit cumulative voting.

REQUIRED AFFIRMATIVE VOTE

A plurality of the votes of the holders of the outstanding shares of Voting Common Stock and Voting Preferred Stock of the Company, voting together as a single class, represented at a meeting at which a quorum is present may elect directors. For information regarding the nominees for directors of the Company see “Management of the Company.”

THE BOARD OF DIRECTORS URGES YOU TO VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

PROPOSAL 2. Approval of the Amended Certificate of Incorporation

The Board of Directors has adopted, subject to stockholder approval, an amended Certificate of Incorporation to increase our authorized Common Stock from 70,000,000 shares to 90,000,000 shares.  A copy of the proposed amended certificate of incorporation is attached as Exhibit A to this proxy statement. If adopted, we will file the proposed amended certificate of incorporation with the Secretary of State of the State of Delaware promptly after the Annual Meeting, and the amended certificate of incorporation will become effective upon such filing.

The additional shares of Common Stock would have rights identical to the currently outstanding Common Stock. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of Common Stock, such as dilution of the earnings per shares and voting rights of current holders of Common Stock.

Purpose of the proposed changes to our certificate of incorporation

As of April 1, 2010, 33,642,593 shares of the Company’s 70,000,000 authorized shares of common stock were issued and outstanding, 6,361,417 shares were reserved for issuance upon the exercise of outstanding options or available for grant under the Company’s 2005 Equity Incentive Plan, 10,643,353 shares reserved for issuance under various warrant agreements currently outstanding, 4,054,852 shares were reserved for issuance under the 2009 convertible notes and 9,399,726 shares were reserved for issuance under the various convertible preferred stock agreements.

Consequently, the Company is currently limited to 5,898,059 authorized but unissued common shares if it desires to issue stock for additional equity compensation, or for stock splits, stock dividends, or acquisitions or to obtain funds through a private or public offering, or any other purpose. The Board believes that it is in the Company’s best interests to have additional authorized but unissued common stock available for issuance to meet business needs as arise from time to time, without the expense and delay of seeking stockholders approval for additional authorized shares at that time. Thus, the Board believes that it is in the Company’s best interest to increase the authorized number of shares of common stock beyond the currently available shares for business needs. Such business needs may include future stock splits or stock dividends, equity financings, acquisitions, adoption of new or modifying current employee benefit plans, and other proper corporate purposes identified by the Board in the future, though the Company has no current plans, arrangements or understandings to issue the additional shares of common stock that would be authorized by this proposal.

Any future increase of the authorized number of common and preferred stock would remain subject to separate stockholder approval if required by applicable law or Nasdaq rules. While authorization of the additional shares will not currently dilute the proportionate voting power or other rights of existing stockholders, future issuances of common and preferred stock could reduce the proportionate ownership of existing holders of the Company’s common stock, and, depending on the price at which such shares are issued, may be dilutive to the existing stockholders. common and preferred stock (including the additional common stock authorized pursuant to this proposal) may be issued from time to time upon authorization of the Board, without further approval by the stockholders, unless otherwise required by applicable law or Nasdaq rules, and for the consideration that the Board may determine is appropriate and as may be permitted by applicable law. As provided for by the Delaware General Corporation Law, the Board has directed that the proposed Amendment to increase the authorized common stock from 70,000,000 to 90,000,000 shares be submitted to a vote of the stockholders at the Annual Meeting.

The increase in authorized shares of our common stock permitted upon the approval of our amended and restated certificate of incorporation could have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt including attempts that might result in a premium being paid over the market price for the shares held by the stockholders.

Despite our belief as to the benefits to our stockholders of these new provisions, the provisions may also have the effect of i) diluting the stock of a person seeking to effect a change in the composition of our Board of Directors or removal of our management more difficult, ii) discouraging a future takeover attempt by third parties pursuant to which stockholders may receive a substantial premium for their shares over then their current market price and iii) denying independent stockholders the opportunity to participate in a beneficial transaction even though they may decide to do so.  We believe that neither our Certificate of Incorporation (existing and as amended and restated) or our other governing documents contain any other anti-takeover mechanisms.

Our Board of Directors, in its business judgment, believes that it is in the best interest of the company and its stockholders to authorize the increase in our authorized number of common stock.

The affirmative vote of the holders of a majority of the outstanding shares of common and preferred stock will be required to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will be counted towards a quorum and will have the same effect as negative votes.

REQUIRED AFFIRMATIVE VOTE

The affirmative vote of a majority of the outstanding voting power of the voting common stock and voting preferred Stock, voting together as a single class, which are represented and entitled to vote at the annual meeting is required to ratify the prior fundraising activities for the Company.

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION AND CERTIFICATE OF DESIGNATION.

PROPOSAL 3.  Ratification of Selection of Independent Registered Public Accounting Firm

The Board of Directors has approved and recommends the appointment of Hein & Associates LLP, registered public accounting firm to serve as independent auditor for the Company for the fiscal year ended December 31, 2010. Approval of the appointment of the accountants is being sought in order to give stockholders the opportunity to express their opinion on the matter. Should approval not be obtained, the Board of Directors would expect to reconsider the appointment.

REQUIRED AFFIRMATIVE VOTE

The affirmative vote of a majority of the outstanding voting power of the Voting Common Stock and Voting Preferred Stock, voting together as a single class, which are represented and entitled to vote at the annual meeting is required to ratify Hein & Associates LLP as the independent registered public accounting firm for the Company.

THE BOARD OF DIRECTORS URGES YOU TO VOTE FOR THE RATIFICATION OF HEIN & ASSOCATIATES LLP AS REGISTERED INDEPENDENT PUBLIC ACCOUTNING FIRM OF THE COMPANY.

PROPOSAL 4.  Ratification of the Series 2007, Series 2008, Series 2008B Preferred Equity Offerings and the 2009 Convertible Note

The Board of Directors has approved and recommends the approval of prior fund raising activities including the issuance of the Series 2007, Series 2008, Series 2008B Preferred Equity and the 2009 Convertible Note.  Approval of the transactions is being sought in order to give stockholders the opportunity to express their opinion on the matter and ratify the Board of Directors prior actions.  We have been advised by counsel the ratification by shareholders will limit potential liability to the Board of Directors and Officers.

Series 2007 Preferred Stock

During the third quarter of 2007, the Company raised $2,050,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors.  The Preferred Stock is designated as 2007 Preferred and consists of 205 shares of Preferred Stock bearing no dividends.  However, the shares are convertible into common stock on a one to ten thousand basis at $1.00 per share.  In addition, the Company issued 1,025,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share.  The Company used the proceeds from the sale of the 2007 Preferred stock for general working capital.

$250,000 of the 2007 Preferred Equity Offering was purchased by Richard C.E. Morgan our chairman and an affiliate of the Amphion Group.

The Company also recorded an additional preferred stock dividend of $2,050,000 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2007 Preferred Stock Equity.

As of December 31, 2009 the Company had 185 shares of Series 2007 Preferred shares outstanding, respectively.

Series 2008 Preferred Stock

On April 25, 2008, the Company raised $1,200,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors, which have previously invested in Axcess. The Preferred Stock is designated as 2008 Preferred and consists of 120 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a 1 to 10,000 basis. In addition, the Company issued 1,200,000 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share.

The Company also recorded an additional preferred stock dividend of $558,686 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2008 Preferred Stock Equity.

As of December 31, 2009 the Company had 120 shares of Series 2008 Preferred shares outstanding

Series 2008B Preferred Stock

Beginning on September 30, 2008 the Company authorized the raising of $600,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2008B Preferred and consists of 80 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a ten thousand (10,000) to one basis. In addition, the Company issued 400,000 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at least twenty (20) consecutive trading days. The Company used the proceeds for general working capital.

The Company also recorded an additional preferred stock dividend of $187,501 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2008B Preferred Stock Equity.

As of December 31, 2009 the Company had 80 shares of Series 2008B Preferred shares outstanding.

2009 Convertible Note

On October 29, 2009, Axcess entered into certain convertible notes with several institutional or otherwise accredited investors including Amphion Innovations plc, an affiliate of the Amphion Group, our majority shareholder.  The aggregate principal of the notes is $1,552,426 and is unsecured (the “Convertible Notes”).  The Convertible Notes have a five percent per annum simple interest rate and will become due on December 31, 2014.  The Convertible Notes are convertible into 3,104,852 common shares of Axcess at the option of each of the holders.   As part of the consideration for the Convertible Notes, Axcess also issued to the note holders warrants to purchase an aggregate of 1,552,426 common shares with an exercise price of $0.75. The warrants expire on December 31, 2014.

REQUIRED AFFIRMATIVE VOTE

The affirmative vote of a majority of the outstanding voting power of the Voting Common Stock and Voting Preferred Stock, voting together as a single class, which are represented and entitled to vote at the annual meeting is required to ratify the prior fundraising activities for the Company.

THE BOARD OF DIRECTORS URGES YOU TO VOTE FOR THE RATIFICATION OF THE SERIES 2007, SERIES 2008, SERIES 2008B PREFERRED EQUITY OFFERING AND 2009 CONVERITBLE NOTE.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Chairman of the Board is primarily responsible for monitoring communications from our stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Stockholders who wish to send communications on any topic to our Board as a whole should send such communication to the attention of the Chairman of the Board via U.S. Mail (including courier or expedited delivery service) to Axcess International, Inc., 16650 Westgrove Drive, Suite 600, Addison, Texas 75001 or by facsimile at (972) 407-9085.

Stockholders, who wish to send communications on any topic to an individual director in his capacity as a member of our Board, may send such communications to the attention of the individual director via U.S. Mail (including courier or expedited delivery service) to Axcess International, Inc., 16650 Westgrove Drive, Suite 600, Addison, Texas 75001 or by facsimile at (972) 407-9085.

DEADLINE FOR STOCKHOLDER PROPOSALS

To be considered for inclusion in the proxy statement relating to the Company’s Annual Meeting of stockholders to be held in 2011, stockholder proposals must be received no later than January 1, 2011. If the Company does not receive notice of any matter to be considered for presentation at the Annual Meeting, although not included in the proxy statement, by January 1, 2011, management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act of 1934, as amended. All stockholder proposals should be marked for the attention of Allan Frank, Chief Financial Officer, Axcess International Inc., 16650 Westgrove Drive, Suite 600, Addison, Texas 75001.

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, directors, certain officers and beneficial owners of 10% or more of the Company’s Voting Common Stock are required from time to time to file with the Securities and Exchange Commission reports on Forms 3, 4 or 5, relating principally to transactions in Company securities by such persons.  Based solely upon a review of Forms 3, 4 and 5 submitted to Axcess during and with respect to 2009, all of these individuals or entities timely filed their respective Forms 3, 4 or 5 required by Section 16(a) of the Exchange Act during 2009.

COUNTING OF VOTES

All matters specified in this Proxy Statement that are to be voted on at the annual meeting will be by written ballot. Inspectors of election will be appointed, among other things, to determine the number of shares outstanding and the voting power of each, the shares represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes or ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. See “Record Date and Voting Stock” above.

ANNUAL REPORT AND FORM 10-K

A copy of the Company’s 2009 Annual Report to Stockholders, including the Form 10-K for the year ended December 31, 2009, which contains audited financial statements, accompanies this Proxy Statement. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission, which provides additional information about the Company, is available on the Internet at www.axcessinc.com and is available in paper form to beneficial owners of the Company’s Common Stock without charge upon written request to Allan Frank, Chief Financial Officer, Axcess International Inc., 16650 Westgrove Drive, Suite 6003, Addison, Texas 75001.

OTHER MATTERS

Management does not intend to bring any business before the annual meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the annual meeting, it is intended that the persons named in the accompanying Proxy will vote pursuant to the Proxy in accordance with their best judgment on such matters to the extent permitted by applicable law and regulations.  This discretionary authority includes matters that the Board of Directors does not know are to be presented at the annual meeting by others and any proposals of stockholders omitted from the proxy material pursuant to Rule 14a-8 of the Securities Exchange Act.

DOCUMENTS INCORPORATED BY REFERENCE

The Annual Report on Form 10-K for the year ended December 31, 2009 is incorporated herein by reference and is deemed to be a part of this Proxy Statement, except for information superseded by information in this Proxy Statement.

By Order of the Board of Directors,

Allan L. Frank, Secretary

June 4, 2010

EXHIBIT A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
of
AXCESS INTERNATIONAL, INC.

Section 1. Name. The name of the corporation is Axcess International, Inc. (the “Corporation”).

Section 2. Address; Registered Office and Agent. The address of the Corporation’s registered office is 100 West Tenth Street, Wilmington, Delaware 19801. The Corporation may from time to time, in the manner provided by law, change the registered agent and the registered office within the State of Delaware. The Corporation may also maintain offices for the conduct of its business, either within or without the State of Delaware.

Section 3. Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

Section 4. Number of Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares consisting of: Ninety Million (90,000,000) shares of common stock, $.001 par value per share (“Common Stock”) and Ten Million (10,000,000) shares of preferred stock, $.001 par value per share (“Preferred Stock”).

The Preferred Stock may be divided into, and may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board”) is authorized from time to time to establish and designate any such series of Preferred Stock, to fix and determine the variations in the relative rights, preferences, privileges and restrictions as between and among such series and any other class of capital stock of the Corporation and any series thereof, and to fix or alter the number of shares comprising any such series and the designation thereof. The authority of the Board from time to time with respect to each such series shall include, but not be limited to, determination of the following:

a.	The designation of the series;

b.	The number of shares of the series and (except where otherwise provided in the creation of the series) any subsequent increase or decrease therein;

c.	The dividends, if any, for shares of the series and the rates, conditions, times and relative preferences thereof;

d.	The redemption rights, if any, and price or prices for shares of the series;

e.	The terms and amounts of any sinking fund provided for the purchase or redemption of the series;

f.	The relative rights of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

g.

Whether the shares of the series shall be convertible into shares of any other class or series of shares of the Corporation, and, if so, the specification of such other class or series, the conversion prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

h.	The voting rights, if any, of the holders of such series; and

i.	Such other designations, powers, preference and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof.

Section 5. Election of Directors. Unless and except to the extent that the by-laws of the Corporation (the “By-laws”) shall so require, the election of directors of the Corporation need not be by written ballot.

Section 6. Limitation of Liability. To the fullest extent permitted under the General Corporation Law, as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary

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damages for breach of fiduciary duty as a director. Any amendment, repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

Section 7. Indemnification.

7.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an “Other Entity”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

7.2 Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 8 or otherwise.

7.3 Claims. If a claim for indemnification or advancement of expenses under this Article 7 is not paid in full within 30 days after a written claim therefore by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

7.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 7 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

7.5 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

7.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 7 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

7.7 Other Indemnification and Prepayment of Expenses. This Article 7 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Section 8. Adoption, Amendment and / or Repeal of By-Laws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the By-laws, subject to the power of the stockholders of the Corporation to alter or repeal any By-law whether adopted by them or otherwise.

Section 9. Certificate Amendments. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

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PROXY

AXCESS INTERNATIONAL INC.

SOLICITED ON BEHALF OF THE COMPANY AND APPROVED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Richard C.E. Morgan and Allan Griebenow, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to appear at the 2010 Annual Meeting of Stockholders of Axcess International Inc. to be held on the 29th day of June, 2010 (pursuant to the Notice of Annual Meeting dated May 28, 2010, and accompanying Proxy Statement), and at any postponement or adjournment thereof, and to vote all of the shares of Axcess International Inc. that the undersigned is entitled to vote with all the powers and authority the undersigned would possess if personally present in accordance with the following instructions.

When properly executed, this Proxy will be voted in the manner directed herein by the undersigned Stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

1.	ELECTION OF DIRECTORS

	FOR all nominees Listed to the right (except as marked to the contrary)		WITHHOLD AUTHORITY to vote for all nominees listed to the right.

	☐		☐

2.	APPROVE THE AMENDED CERTIFICATE OF INCORPORATION.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3.	RATIFICATION OF HEIN & ASSOCIATES LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

NOMINEES:    Richard C.E. Morgan, Allan Griebenow, Paul J. Coleman, Jr., Robert J. Bertoldi and Robert F. Hussey.

(INSTRUCTION:   To withhold authority to vote for any individual nominee, write each individual’s name in the space provided below).

4.	RATIFICATION OF THE ACTIONS OF THE BOARD OF DIRECTORS IN APPROVING THE ISSUANCE OF THE SERIES 2007, SERIES 2008, SERIES 2008B CONVERTIBLE PREFERRED EQUITY OFFERING AND 2009 CONVERTIBLE NOTE.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

5.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY COME BEFORE THE MEETING.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                                  , 2010

(Signature)

(Signature if held jointly)